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Exhibit 1.1

GREENWICH KAHALA AVIATION LTD.
[15,000,000] American Depositary Shares
Representing
[15,000,000] Common ADSs ($0.0001 par value)

UNDERWRITING AGREEMENT

March [•], 2011

FBR CAPITAL MARKETS & CO.
WELLS FARGO SECURITIES, LLC
as Representatives of the several Underwriters

c/o FBR Capital Markets & Co.
1001 19th Street North
Arlington, Virginia 22209

c/o Wells Fargo Securities, LLC
375 Park Avenue
4th Floor
New York, New York 10152

Dear Sirs:

          Greenwich Kahala Aviation Ltd., a Bermuda exempted company incorporated under the Companies Act of 1981 of Bermuda (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom FBR Capital Markets & Co. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of [15,000,000] American Depositary Shares each representing one common share, par value $0.0001 per share, of the Company (the “Common Shares”) (said American Depositary Shares are hereinafter referred to as the “Firm ADSs”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of Firm ADSs set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [2,250,000] additional American Depositary Shares each representing one Common Share to cover over-allotments (the “Option ADSs”), if any, from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of Firm ADSs set forth opposite the names of each of the Underwriters listed in Schedule I hereto. The Firm ADSs to be purchased by the Underwriters and all or any part of the Option ADSs subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “ADSs.”

          The Company understands that the Underwriters propose to make an initial public offering of the ADSs as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

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          The Company will deposit the Shares (defined herein) pursuant to a Deposit Agreement, to be dated as of [•], 2011 ( the “Deposit Agreement”), to be entered into by and among the Company, Deutsche Bank Trust Company Americas as depositary (the “Depositary”), and all holders from time to time of the ADSs. Upon deposit of any Common Shares, the Depositary will issue the ADSs for delivery pursuant to this Agreement.

          The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent one Common Share and each ADR may evidence any number of ADSs.

          The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-1 (No. 333-171562), including a related preliminary prospectus, for the registration of the offering and sale of the Common Shares underlying the ADSs (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement (including all exhibits thereto), and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission.

          The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (defined herein), such registration statement as so amended), including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus”

          The term “‘Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below), (ii) the Issuer Free Writing Prospectuses (defined herein), if any, identified in Schedule II hereto,

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(iii) any other Free Writing Prospectus (defined herein), if any, identified in Schedule III hereto and (iv) the pricing information set forth in Schedule IV hereto.

          The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus as defined in Rule 433 of the Securities Act Regulations in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g). The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.
The Company and the Underwriters agree as follows:

1.	Sale and Purchase:

     (a)      Firm ADSs. Upon the basis of the warranties and representations and other terms and subject to the conditions herein set forth, at the purchase price per ADS of $[11.28], the Company agrees to sell the Firm ADSs to the Underwriters, and each Underwriter agrees, severally, and not jointly, to purchase from the Company the number of Firm ADSs set forth in Schedule I opposite such Underwriter's name, plus any additional number of Firm ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.

     (b)      Option ADSs. In addition, upon the basis of the warranties and representations and other terms and subject to the conditions herein set forth, at the purchase price per ADS set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option ADSs, plus any additional number of Option ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm ADSs upon notice by the Representatives to the Company setting forth the aggregate number of Option ADSs the several Underwriters are purchasing from the Company as a result of the exercise of the option and the time and date of payment and delivery for such Option ADSs. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option ADSs, the Company will sell that number of Option ADSs then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option ADSs then being purchased which the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs, plus any additional number of Option ADSs which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to

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such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.	Payment and Delivery

     (a)      Firm ADSs. The ADR certificates evidencing the Firm ADSs to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours' prior notice. The Company will cause the ADR certificates evidencing the Firm ADSs to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (defined herein) with respect thereto at the office of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Firm ADSs occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

     (b)      Option ADSs. Any ADR certificates evidencing the Option ADSs to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours' prior notice. The Company will cause the ADR certificates evidencing the Option ADSs to be made available at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters' election to purchase such Option ADSs or on such other time and date as the Company and the Representatives may agree upon in writing.

     (c)      At the Closing Time, the Underwriters will be entitled to receive from the Company $0.72 per share of the ADSs sold pursuant to this Agreement, or 6.0% of the Gross Proceeds (defined herein). The Underwriters agree to defer the receipt of payment from the Company of $0.24 per share of the ADSs sold pursuant to this Agreement, or 2.0% of the Gross Proceeds (the “Conditional Payment”), until 50% of the net proceeds of the ADSs sold pursuant to this Agreement are invested in the Company's target assets as described in the

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Registration Statement, the Disclosure Package and the Prospectus (the “Condition”). Upon the satisfaction of the Condition, the Conditional Payment shall become immediately payable to the Representatives, for the account of the several Underwriters, and the Company shall pay an amount equal to the Conditional Payment in cash by wire transfer of federal (same-day) funds to the account specified by the Representatives to the Company. “Gross Proceeds” shall mean the aggregate number of ADSs purchased by the Underwriters pursuant to Sections 2(a) and 2(b) hereof multiplied by $[12.00] . For the avoidance of doubt, for purposes of this subsection, the ADSs shall not include any Concurrent Private Placement ADSs (defined herein).
3.	Representations and Warranties of the Company:

     The Company represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time (defined herein), as of the Closing Time and as of any Option Closing Time (if any) (it being understood that, with respect to the representations and warranties made as of the date hereof, references to the Prospectus and the Disclosure Package shall include only the Disclosure Package), and agrees with each Underwriter, that:

     (a)     the Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock or other ownership interests of the Company and each subsidiary of the Company (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock or other ownership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock or other ownership interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock, other ownership interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, other ownership interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

     (b)     the Company and each of the Subsidiaries (all of which are named in Exhibit 21.1 to the Registration Statement) have been duly organized and are validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of their respective jurisdictions of organization with full power and authority to own their respective properties and to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus; each of the Operative Agreements set forth in Exhibit A hereto has been or, at the Closing Time, will be duly authorized, executed and delivered by the Company and the Subsidiaries, to the extent it is a party thereto, and each of the Operative Agreements is or, at the Closing Time, will be a legal, valid and binding agreement of the Company and the Subsidiaries, to the extent it is a party thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles;

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     (c)     the Company and all of the Subsidiaries are duly qualified or licensed to transact business and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or other ownership interests, or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

     (d)     the Company and the Subsidiaries are in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect;

     (e)     neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective organizational documents, or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, lease, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except, in the case of clause (ii), for such breaches, defaults or violations which could not, individually or in the aggregate, have a Material Adverse Effect;

     (f)      the execution, delivery and performance of each of the Operative Agreements and consummation of the transactions contemplated therein did not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any contract, lease, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign statute, law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse

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Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, which could not, individually or in the aggregate, have a Material Adverse Effect;

     (g)      this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

     (h)      no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency was or will be required in connection with the execution, delivery and performance of each of the Operative Agreements by the Company and the Subsidiaries and their respective affiliates, to the extent it is a party thereto, the consummation of the transactions contemplated by the Operative Agreements, and the Company's, issuance of the ADSs and the Concurrent Private Placement ADSs and the sale and delivery of such ADSs and the Concurrent Private Placement ADSs, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such as have been obtained, or will have been obtained, at the Closing Time or the relevant Option Closing Time, as the case may be, pursuant to the requirements of the Financial Industry Regulatory Authority, Inc. ("FINRA"), (C) such approvals as have been obtained in connection with the approval of the listing of the ADSs on the New York Stock Exchange, Inc. (the “NYSE”) and (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the ADSs are being offered by the Underwriters;

     (i)      the company is a “foreign private issuer” as defined in Rule 405 of the Securities Act;

     (j)      each of the Company and the Subsidiaries has all necessary licenses, permits, authorizations, certificates, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule applicable to it, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, certificates, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, permit, authorization,

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certificate, consent or approval or any federal, state, local or foreign statute, law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could result in a Material Adverse Change;

     (k)      the Company has filed a registration statement on Form F-6 for the registration under the Securities Act of the offering and sale of the ADSs (such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being referred to herein as the “ADR Registration Statement”); the ADR Registration Statement has become effective; no stop order suspending the effectiveness of the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission;

     (l)      upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, the ADSs will be fully paid and non-assessable and such ADSs will be free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind; the ADSs conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

     (m)      each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information;

     (n)      the Preliminary Prospectus when filed and the Registration Statement and the ADR Registration Statement as of their respective effective dates and as of the date hereof complied, and the Prospectus and any further amendments or supplements to the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

     (o)      the Registration Statement and the ADR Registration Statement, when considered together with the Registration Statement, as of their respective effective dates and as of the date hereof, did not, and does not and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus, as of its applicable filing date, did not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact

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or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

     (p)      as of ___:00 [a.m.] [p.m.] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of the ADSs by the Underwriters and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not, and at the time of each sale of the ADSs and at the Closing Time and each Option Closing Time, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

     (q)      each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the ADSs did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the ADR Registration Statement;

     (r)      the Company is not an “ineligible issuer” in connection with this offering pursuant to Rules 164, 405 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

     (s)      except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and any electronic road show relating to the public offering of the ADSs contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

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     (t)      the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the ADSs contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

     (u)      the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act;

     (v)      except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of the Company or any Subsidiary are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect;

     (w)      the financial statements, including the notes thereto, included in each of the Registration Statement, the Disclosure Package and the Prospectus, present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statements and the related notes and schedules included in the Registration Statement and the amounts in the Registration Statement, the Disclosure Package and the Prospectus and under the captions “Capitalization” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus;

     (x)      KPMG, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Disclosure Package and the Prospectus, and BDO LLP, whose “agreed upon procedures” letters will be delivered pursuant to Section 6(h) hereto, are independent public accountants as required by the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board;

     (y)      subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, and except as may be

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otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

     (z)      all dividends and other distributions declared and payable on the Shares under the current laws and regulations of Bermuda and any political subdivisions thereof may be paid in United States dollars and may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any governmental agency or body in Bermuda, other than as obtained prior to the Closing Time;

     (aa)      none of the Company, any of the Subsidiaries or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, Ireland, Bermuda or any political subdivisions thereof;

     (bb)      except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered under the Registration Statement or the ADR Registration Statement or otherwise registered by the Company under the Securities Act;

     (cc)      (i)      the ADSs have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the ADSs by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;

          (iii)      the ADSs sold to Bradley Smith, Michael Garland and Gerald Sherman (each through GK Hannover, Inc.) and Michael Howard, individually (the "Concurrent Private Placement ADSs"), in a private offering concurrent with the offering of the ADSs sold pursuant to this Agreement (the "Concurrent Private Placement") pursuant to a private placement purchase agreement, dated [•], 2011, by and among the Company and the parties listed on Schedule 1 thereto (the "Private Placement Purchase Agreement") as described in the Registration Statement, the Disclosure Package and the Prospectus have been duly authorized and, when issued and delivered and paid for as provided in the Private Placement

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Purchase Agreement, will be duly and validly issued, will be fully paid and nonassessable; and the issuance of the Concurrent Private Placement ADSs is not subject to any preemptive or similar rights;

          (iv)      other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the ADSs and the Concurrent Private Placement ADSs;

          (vi)      the ADSs have been approved for listing on the NYSE, subject to official notice of issuance; the Company is in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect;;

     (dd)      the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

     (ee)      neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA;

     (ff)      any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

     (gg)      the form of certificate used to evidence the ADSs complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;

     (hh)      there are no restrictions on subsequent transfers of the ADSs, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus;

     (ii)      there are no, and, on or prior to the Closing Time, will not be any, documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges and no capital gains, income, withholding or other taxes under U.S. federal law or the laws of any U.S. state, Bermuda, Ireland or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the other Operative Agreements or the issuance by the Company of the Common Shares, the issuance, sale or delivery by the Company of the ADSs for the respective accounts of the Underwriters, or the sale and delivery by the Underwriters of the Common Shares to the founding stockholders;

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     (jj)      the Company does not believe that it is and does not expect to become (whether as a result of the receipt or application of the proceeds of the offering of the ADS contemplated herein or the Concurrent Private Placement or otherwise) a “passive foreign investment company” ("PFIC") within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the "Code");

     (kk)      the Company and the Subsidiaries have good and marketable title to all aircraft reflected as owned by such entity in the Registration Statement, the Disclosure Package and the Prospectus and good and marketable title to all other personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such lease;

     (ll)      the descriptions in each of the Registration Statement, the Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether such principles are considered in a proceeding at law or equity);

     (mm)      the Company and each Subsidiary own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, inventions, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, singly or in the aggregate, would have a Material Adverse Effect;

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     (nn)      (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal year, and (iii) are effective in all material respects to perform the functions for which they were established, and (y) the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information to management and the Company's board of directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

     (oo)      the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

     (pp)      each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have timely paid all taxes required to be paid (including any penalties); all such tax returns are true, correct and complete in all material respects; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities;

     (qq)      except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for;

     (rr)      neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under

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applicable occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, result in a Material Adverse Change;

     (ss)      neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or foreign wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect;

     (tt)      the Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

     (uu)      except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

     (vv)      all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary have been or will be issued and sold in compliance with (i) all applicable securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the NYSE;

     (ww)      the Company and the Subsidiaries are, and at all times prior were, (i) in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources, petroleum or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) have not received notice of nor do they otherwise have knowledge of any

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actual or potential liability for the investigation or remediation of any disposal or release of petroleum, hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance with or liability under Environmental Laws could not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that could not, individually or in the aggregate, have a Material Adverse Effect. None of the Company and the Subsidiaries (A) is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is believed no monetary penalties of $100,000 or more will be imposed, and (B) anticipates material capital expenditures relating to Environmental Laws;

     (xx)      in connection with this offering, the Company has not offered and will not offer any ADSs, Common Shares or any other securities convertible into or exchangeable or exercisable for ADSs or Common Shares in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the ADSs except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;

     (yy)      the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

     (zz)      except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, including in connection with the offering and sale of the ADSs and the Concurrent Private Placement ADSs;

     (aaa)      no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus, which is not so described;

     (bbb)      neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the ADSs and the Concurrent Private Placement ADSs and the application of the net proceeds as described in the Registration Statement, the Disclosure Package and the Prospectus, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

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     (ccc)      there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which could have, individually or in the aggregate, a Material Adverse Effect;

     (ddd)      the Company, the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, at the effective time of the Registration Statement and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (it being understood that no representation or warranty is made with respect to any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are not effective and applicable to the Company as of the date hereof);

     (eee)      neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any payment to any state or federal governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries; neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities has at any time made any payment of funds of the Company or of any Subsidiary or received or retained any funds or is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA;

     (fff)      neither the Company nor any of the Subsidiaries, or, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of the Company or any Subsidiary has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as amended, or the rules and regulations promulgated under any such law or any successor law;

     (ggg)      the operations of the Company and the Subsidiaries and, to the Company's knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986,

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as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, or, to the Company's knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened;

     (hhh)      neither the Company nor any of the Subsidiaries, or, to the Company's knowledge, any of its affiliates or any director, officer, agent or employee of the Company is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, partner or joint venturer or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

     (iii)      no forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

     (jjj)      nothing has come to the attention of the Company that has caused the Company to believe that the industry, statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects; and the Company has obtained the written consent to the use of such data from such sources to the extent required;

     (kkk)      to the Company's knowledge, the information contained in the report of Ascend Worldwide Limited (“Ascend”) contained in the Registration Statement, the Disclosure Package and the Prospectus is true and accurate in all material respects; Ascend is not an affiliate of the Company and does not have a substantial interest, direct or indirect, in the Company; and, to the Company's knowledge, none of the officers or directors of Ascend is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing a similar function;

     (lll)      to the Company's knowledge, the market value of the potential pipeline of target assets that is disclosed in the Registration Statement, the Disclosure Package and the Prospectus is based on management's best estimates;

     (mmm)     to the knowledge of the Company, the information provided to Ascend for use in the preparation of the appraisals of the 737-300SF aircraft (MSN 24679) and the 737-400 aircraft (MSN24903) as described in the Registration Statement, the Disclosure Package and the Prospectus was at the time it was supplied, and is, true and correct in all material respects and is not misleading;

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     (nnn)      the Company is in compliance with all applicable laws, regulations or other requirements of the U.S. Federal Aviation Administration, the European Aviation Safety Agency and similar aviation regulatory bodies (collectively, “Aviation Laws”), and the Company has not received any notice of a failure to comply with applicable Aviation Law, except for any failures to comply that could not have a Material Adverse Effect; and

     (ooo)      neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offer and sale of the ADSs by this Agreement pursuant to the Securities Act, the Securities Act Regulations or the interpretations thereof by the Commission.

4.	Certain Covenants:

The Company hereby agrees with each Underwriter:

     (a)      to furnish such information as may be required and otherwise to cooperate in qualifying the ADSs for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the ADSs, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the ADSs);

     (b)      if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or the ADR Registration Statement to be declared effective before the offering of the ADSs may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective under the Securities Act or the Securities Act Regulations;

     (c)      to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T and Rule 424;

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     (d)      to use its best efforts to cause the Registration Statement and the ADR Registration Statement to become effective; and to advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when the Registration Statement and the ADR Registration Statement have become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

     (e)      to furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

     (f)      to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

     (g)      to advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or the ADR Registration Statement that becomes known to the Company, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of the ADSs contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

     (h)      to furnish to the Underwriters for a period of two years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to the holders of ADSs and (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange; provided, the Company will be deemed to have furnished such reports to the Representatives to the extent they are filed on the Commission's EDGAR system or any successor system thereto;

     (i)      to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the

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ADSs (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement and the ADR Registration Statement, or (iii) if it is necessary at any time to amend or supplement the Disclosure Package or the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement and the ADR Registration Statement, or so that the Disclosure Package or the Prospectus will comply with the law;

     (j)      to file promptly with the Commission any amendment or supplement to the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives after advice by counsel, be required by the Securities Act or requested by the Commission;

     (k)      prior to filing with the Commission any amendment or supplement to the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld or delayed;

     (l)      to furnish promptly to the Representatives a signed copy of each of the Registration Statement and the ADR Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

     (m)      to file with the Commission such information in Form 20-F as may be required by Rule 463 under the Securities Act;

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     (n)      to apply the net proceeds of the sale of the ADSs and the Concurrent Private Placement ADSs in accordance with its statements under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus;

     (o)      to make generally available to its security holders and to deliver to the Representatives (which may be satisfied by filing with the Commission's EDGAR system or such other system designated by the Commission) as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

     (p)      to use its best efforts to maintain the quotation of the ADSs on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are traded on the NYSE;

     (q)      to engage and maintain, at its expense, a registrar and transfer agent for the ADSs;

     (r)      to refrain, from the date hereof until 180 days after the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Shares or ADSs, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the ADSs to be sold hereunder, (ii) the ADSs to be issued in the concurrent private placement described in the Registration Statement, the Disclosure Package and the Prospectus or (iii) the filing of a registration statement on Form S-8 relating to any Common Shares or ADSs that may be issued pursuant to the Company's 2011 Equity Incentive Plan.

     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180-day period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives and each individual subject to the restricted period pursuant to the

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lock-up letters described in Section 4(u) with prior notice of any such announcement that gives rise to an extension of the restricted period;

     (s)      not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the ADSs, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the ADSs or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

     (t)      to cause each individual and entity listed on Schedule V hereto to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit B hereto;

     (u)      to deposit the Shares underlying the ADSs with a custodian in accordance with the instructions of the Depositary and comply with all other terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed and delivered to the Underwriters at the Closing Time or on each Option Closing Time, as applicable;

     (v)      that the Company will retain an internationally recognized accounting firm, which may be the Company's auditor of its annual financial statements in the ordinary course of the annual audit, to determine each year whether the Company is a PFIC for that year and, in the event such firm, the Company, the U.S. Internal Revenue Service or a court determines that the Company is a PFIC, the Company will cause such firm to prepare information each year that is sufficient for a stockholder of the Company to make a valid “qualified electing fund” election under Section 1295 of the Code in respect of the Company and in respect of each subsidiary of the Company that is treated as a corporation for U.S. federal income tax purposes, and the Company shall promptly make such information available to its stockholders; and

     (w)      that the Company will comply with all of the provisions of any undertakings in the Registration Statement.

5.	Payment of Expenses:

     (a)      The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement and the ADR Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation of the Deposit Agreement, the deposit of the Shares under the Deposit Agreement,

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the issuance thereunder of ADSs representing such deposited Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the preparation, printing, authentication, issuance and delivery of the ADR certificates for the ADSs to the Underwriters, including any transfer or other taxes or duties payable in connection with the original issuance and sale of the ADSs to the Underwriters, (iv) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (v) the registration or qualification of the ADSs for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (vi) filing for review of the public offering of the ADSs by FINRA (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vii) the fees and expenses of any transfer agent or registrar for the ADSs and miscellaneous expenses referred to in the Registration Statement, (viii) the fees and expenses incurred in connection with the registration of the ADSs under the Exchange Act and the listing of the ADSs on the NYSE, (ix)(A) all costs and expenses incident to the road show of up to $150,000, including netroadshow costs, printing costs, Dealogic expenses, costs relating to the distribution of the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, costs of any venues for management presentations, including food and non-alcoholic beverages, and expenses of the Company's personnel, including, but not limited to, commercial air travel and local hotel accommodations and transportation and (B) charter air travel that has been pre-approved by the Company and used by the Company and the Underwriters during the road show; provided that the Company will pay for such charter air travel on a pro-rata basis based on the number of the Company's personnel using such charter air travel, (x) the fees and expenses of the Company's accountants and fees and expenses of counsel (including local and special counsel) for the Company, (xi) the fees and expenses of BDO LLP, (xii) preparing and distributing bound volumes of transaction documents for the Representatives and its legal counsel and (xiii) the performance of the Company's other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees.

     (b)      The Company agrees to reimburse the Representatives for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service and direct computer expenses, but excluding the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the ADSs by FINRA, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

     (c)      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company also will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to

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themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6.	Conditions of the Underwriters' Obligations:

     The obligations of the Underwriters hereunder to purchase ADSs at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

     (a)      The Company shall furnish to the Representatives at the Closing Time and on each Option Closing Time (if applicable) an opinion of Kaye Scholer LLP, U.S. and U.K. counsel for the Company and the Subsidiaries, addressed to the Underwriters, dated the Closing Time or such Option Closing Time, substantially in the form set forth in Annex A hereto.

     (b)      The Company shall furnish to the Representatives at the Closing Time and on each Option Closing Time (if applicable) an opinion of Cox Hallett Wilkinson, Bermuda counsel for the Company and the Subsidiaries, addressed to the Underwriters, dated the Closing Time or such Option Closing Time, substantially in the form set forth in Annex B hereto.

     (c)      The Company shall furnish to the Representatives at the Closing Time and on each Option Closing Time (if applicable) an opinion of William Fry as to certain Irish tax matters, addressed to the Underwriters, dated the Closing Time or such Option Closing Time, substantially in the form set forth in Annex C hereto.

     (d)      The Company shall furnish to the Representatives at the Closing Time and on each Option Closing Time (if applicable) an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters, dated the Closing Time or such Option Closing Time, substantially in the form set forth in Annex D hereto.

     (e)      The Representatives shall have received at the Closing Time and on each Option Closing Time (if applicable) the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, addressed to the Underwriters, dated the Closing Time or such Option Closing Time, in form and substance satisfactory to the Representatives.

     (f)      On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representatives shall have received from KPMG a letter dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by

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the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the Subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Option Closing Time, as the case may be.

     (g)      On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representatives shall have received from BDO LLP an “agreed upon procedures” letter (the “AUP Letter”) dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

     (h)      At the Closing Time and each Option Closing Time (if applicable), the Company shall have delivered to the Representatives a certificate of the Company, signed by the Chief Investment Officer of the Company, to the effect that (1) he is familiar with the accounting, financial operations and financial records of First Greenwich Kahala, Ltd., (2) the agreements, term sheets, offering documents, notices, bank statements, invoices, electronic e-mails, spreadsheets and any other information provided to BDO LLP for use in the preparation of the AUP Letter was true and correct in all material respects and was not misleading and did not fail to disclose any information which was necessary to make the information so given not misleading, (3) he has reviewed the AUP Letter and that nothing has came to his attention that would cause him to believe that the information contained in the AUP Letter, including all attachments thereto, is not true, complete and accurate in all materials respects as of the date hereof or as of the dates indicated therein, as applicable and (4) he confirms that all information contained in Exhibit 2 to the certificate are true and correct in all material respects.1

     (i)      At the Closing Time and each Option Closing Time (if applicable), the Company shall have delivered to the Representatives a certificate of the Company, signed by the Secretary of the Company, as to (i) the resolutions adopted by the Company's board of directors (or committee thereof) in form and substance reasonably acceptable to the Representatives; (ii) the Company's memorandum of association and (iii) the Company's by-laws.

     (j)      The Registration Statement and the ADR Registration Statement shall have become effective on the date of this Agreement, or such later time and date as the Representatives shall approve.

1	Exhibit 2 to the certificate will include all information in the AUP Letter that cannot be verified through contractual agreements or, in the case of transaction expenses, company records, which Jerry has agreed to certify.

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      (k)      No amendment or supplement to the Registration Statement, the ADR Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

      (l)      Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or, to the knowledge of the Company, threatened, by the Commission, and no suspension of the qualification of the ADSs for offering or sale in any jurisdiction, or the initiation or, to the knowledge of the Company, threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement and the ADR Registration Statement (taken together) shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the  statements therein not misleading; and (iv) the Disclosure Package and the Prospectus shall  not contain an untrue statement of a material fact or omit to state a material fact necessary  to make the statements therein, in the light of the circumstances under which they were  made, not misleading.

     (m)       All filings with the Commission required by Rule 424 under the Securities  Act to have been filed by the Closing Time shall have been made within the applicable  time period prescribed for such filing by such Rule; and any other material required to be  filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been  filed with the Commission within the applicable time periods prescribed for such filings by  Rule 433.

      (n)      Between the time of execution of this Agreement and the Closing Time or  the relevant Option Closing Time, there shall not have been any Material Adverse Change  or any prospective Material Adverse Change, and (ii) no transaction which is material and  unfavorable to the Company shall have been entered into by the Company or any of the  Subsidiaries, in each case, which in the Representatives' sole judgment, makes it  impracticable or inadvisable to proceed with the public offering and delivery of the ADSs  as contemplated by the Registration Statement, the ADR Registration Statement, the  Disclosure Package and the Prospectus.

      (o)      The ADSs have been approved for listing on the NYSE, subject to official  notice of issuance.

      (p)       FINRA shall not have raised any objection with respect to the fairness and  reasonableness of the underwriting terms and arrangements.

      (q)      The Representatives shall have received lock-up agreements, in the form of  Exhibit B hereto, from the officers, directors and stockholders of the Company listed in  Schedule V hereto, and such letter agreements shall be in full force and effect.

      (r)      The Company will, at the Closing Time and on each Option Closing Time,  deliver to the Underwriters a certificate of the Company, signed by the Chief Executive  Officer

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or the President and the Chief Investment Officer or the Chief Financial Officer, to  the effect that:
(i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the Registration Statement, the ADR Registration Statement, the Prospectus and the Preliminary Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the ADR Registration Statement (taken together), and any amendments thereto, did not and, as of the Closing Time or any Option Closing Time, as applicable, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package and the Prospectus, and any amendments or supplements thereto, did not and as of the Closing Time or any Option Closing Time, as applicable, do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Disclosure Package or the Prospectus which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any

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obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

    (s)     The Company and the Depositary shall have executed and delivered the  Deposit Agreement in form and substance satisfactory to the Representatives and the  Deposit Agreement shall be in full force and effect.

7.	Termination:

     The obligations of the several Underwriters hereunder shall be subject to  termination in the absolute discretion of the Representatives, at any time prior to the  Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representatives, impracticable to market the ADSs or enforce contracts for the sale of the ADSs, (iv) a banking moratorium shall have been declared by U.S. federal or New York authorities or authorities in Bermuda or Ireland authorities, (v) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq Stock Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by the NYSE or the Nasdaq Stock Market or FINRA or by order of the Commission or any other governmental authority, (vi) any statute, regulation, rule or order of any Bermuda or Irish court or other governmental authority in Bermuda or Ireland has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any U.S. federal, state, local or Bermuda or Irish government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representatives, could reasonably be expected to have a material adverse effect on the securities markets in the United States.

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     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone or promptly by facsimile or electronic transmission.

     If the sale to the Underwriters of the ADSs, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.	Increase in Underwriters' Commitments:

     If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the ADSs to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the ADSs which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted ADSs”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted ADSs does not exceed 10% of the total number of ADSs to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of ADSs which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of ADSs agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted ADSs exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any ADSs hereunder on such date unless all of the ADSs to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

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     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.	Indemnity and Contribution by the Company and the Underwriters:

     (a)      The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and the ADR Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or otherwise retain, any “road show” (as defined in Rule 433 of the Securities Act Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), any “issuer information” as defined in Rule 433 of the Securities Act Regulations used or referred to by any Underwriter or contained in the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or ADR Registration Statement, or necessary to make the statements made therein not misleading, or (iv) any omission or alleged omission from any such Issuer Free Writing Prospectus, Non-Prospectus Road Show or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, ADR Registration Statement or Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

     If any action is brought against any Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or controlling person shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such

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Underwriter or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (B) the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or (C) such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

     (b)      Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s director nominees that consented to be named in the Registration Statement, the Company’s officers that signed the Registration Statement and the ADR Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and the ADR Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, any Non-Prospectus Road Show or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or ADR Registration Statement, or necessary to make the statements made therein not misleading, or (iii) any omission or alleged omission from any such Issuer Free Writing Prospectus, Non-Prospectus Road Show or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in the case of clause (i), (ii) or (iii) only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, ADR Registration Statement, Issuer Free Writing Prospectus, Non-Prospectus Road Show or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in the seventh paragraph relating to syndicate short sales, stabilization and passive market making under the caption "Underwriting" in the Registration Statement, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(o) and Section 3(p) of this Agreement and this Section 9.

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     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action, and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless (A) the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action, (B) the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or (C) such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

     (c)      If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) and 9(b) hereof in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the ADSs or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

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     (d)      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(c)(i) hereof and, if applicable, Section 9(c)(ii) hereof. Notwithstanding the other provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the ADSs purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
10.	Survival:

     The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the ADSs. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the ADSs, or in connection with the Registration Statement, the ADR Registration Statement, the Disclosure Package or the Prospectus.

11.	Duties:

     Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the ADSs shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the ADSs as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the ADSs pursuant to this Agreement, including the determination of the public offering price of the ADSs and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no

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Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters' performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

12.	Submission to Jurisdiction:

     The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the ADSs. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

13.	Appointment of Agent for Service:

     The Company hereby irrevocably appoints Corporation Service Company, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company's agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14.	Judgment Currency:

     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States

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dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15.	Notices:

     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representatives at FBR Capital Markets & Co., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department and Wells Fargo Securities, LLC, [375 Park Avenue, 4th Floor, New York, New York 10152, Attention: Equity Syndicate], in each case, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Andrew Epstein, Esq.; if to the Company, shall be sufficient in all respects if delivered to Greenwich Kahala Aviation Ltd., [•], Attention: [•], with a copy to Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Katherine R. Mulhern, Esq.

16.	Governing Law; Headings:

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17.	Parties at Interest:

     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

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18.	Counterparts and Facsimile Signatures:

     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

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Very truly yours,
GREENWICH KAHALA AVIATION LTD.

By: __________________________________________
Title:

Accepted and agreed to as
of the date first above written:

FBR CAPITAL MARKETS & CO.

By: __________________________________________
Title:

WELLS FARGO SECURITIES, LLC

By: __________________________________________
Title:

For themselves and as Representatives of the other
Underwriters named on Schedule I hereto